Special Meeting of Shareholders
of
Fremont Global Fund
Fremont Money Market Fund
Fremont California Tax-Free Fund
Fremont Bond Fund
Fremont Structured Core Fund
Fremont International Growth Fund
Fremont U.S. Micro-Cap Fund
Fremont Institutional U.S. Micro-Cap
Fund
Fremont U.S. Small cap Fund
Fremont Real Estate Securities Fund
Fremont Large Cap Value Fund and
Fremont Large Cap Growth Fund
Friday, January 14, 2005

To vote on an agreement and plan of
reorganization to allow each Fremont
Fund to transfer all of its assets in a
tax-free reorganization to a similarly
managed Managers Fund.



                   For
         Against   Abstained

Fremont Global Fund
14,352,548.982
68,233.001
144,883.524

Fremont Money Market Fund
599,164,769.670
1,025,946.130
1,424,490.710
Fremont California Tax-Free
Fund
3,996,184.304
31,716.302
1,972.000

Fremont Bond Fund
47,128,424.856
1,109,643.457
1,336,030.128
Fremont Structured Core Fund
5,290,700.690
26,272.069
123,129.370
Fremont International Growth Fund
3,748,476.590
11,912.323
27,851.934
Fremont U.S. Micro-Cap Fund
8,930,807.345
472,512.986
648,044.538
Fremont Institutional U.S. Micro-Cap
Fund
12,580,946.097
451,380.125
670,178.874
Fremont U.S. Small cap Fund
3,018,935.590
32,287.571
35,521.781
Fremont Real Estate Securities Fund
1,579,065.906
7,915.498
30,647.210
Fremont Large Cap Value Fund
1,115,486.635
6,131.983
11,601.017
Fremont Large Cap Growth Fund
2,328,886.747
135,834.219
14,682.472